Exhibit 99.2

SUCCESSFULLY EXECUTING DISPOSITION PLAN & USING THE SALE PROCEEDS TO REDUCE LEVERAGE

GNL GLOBAL NET LEASE

Disposition Name	Expected Closing	# of Properties	Disposition Price (in mm)[1]	Cash Cap Rate[2]	Wtd. Avg. Lease Term Remaining[3]
Closed (As of 7/5/24):					
Truist Properties (ST Retail)	Closed: Q1'24-Q2'24	20	$50.3	–	–
Shippensburg Marketplace (MT Retail)	Closed: Q2'24	1	$6.6	–	–
Decatur Commons (MT Retail)	Closed: Q2'24	1	$15.6	–	–
Americold (Industrial / Distribution)	Closed: Q2'24	9	$170.0	–	–
Springfield Commons[4] (MT Retail)	Closed: Q2'24	1	$16.5	–	–
Total Occupied Assets	**Closed**	**32**	**$259.1**	**7.5%**	**3.8 Years**
Total Vacant Assets	**Closed**	**23**	**$62.3**	**–**	**–**
Total Closed (As of 7/5/24)		**55**	**$321.4**	**7.5%**	**3.8 Years**
Signed PSA:					
Non-Refundable Deposit	Q3'24	3	$145.9	6.9%	4.1 Years
In Due-Diligence	Q3'24	2	$27.7	6.1%	14.2 Years
Total Occupied Assets	**Q3'24**	**5**	**$173.6**	**6.8%**	**5.7 Years**
Non-Refundable Deposit	Q3'24 – Q4'24	4	$54.6	–	–
In Due-Diligence	Q3'24	5	$9.3	–	–
Total Vacant Assets	**Q3'24 – Q4'24**	**9**	**$63.9**	–	–
Total Signed PSA		**14**	**$237.4**	**6.8%**	**5.7 Years**
Executed LOI:					
Occupied / Vacant Assets	Q3'24 – Q4'24	70	$136.5	–	–
Total Executed LOI		**70**	**$136.5**	**–**	**–**
Total 2024 Dispositions To Date		**139**	**$695.3**	**7.2%**	**4.4 Years**

Note: Data as of July 5, 2024.

1. *Assumed Signed PSAs and executed LOIs lead to definitive sales on their contemplated terms, which is not assured.*
2. *Calculated as NOI divided by disposition price.*
3. *Weighted average remaining lease term in years is based on square feet as of date of sale.*
4. *Represents a partial sale of the property.*